Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Imation Corp. 2008 Stock Incentive Plan of our report dated February 29, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Imation Corp., which appears in Imation Corp.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Minneapolis, MN
May 6, 2008